UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 479-3160

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2014, New Media Holdings II LLC (the “Borrower”), a wholly owned subsidiary of New Media Investment Group Inc. (the “Company”), entered into a credit agreement (the “Credit Agreement”) among the Borrower, New Media Holdings I LLC (“Holdings”), the lenders party thereto, RBS Citizens, N.A. and Credit Suisse Securities (USA) LLC as joint lead arrangers and joint bookrunners, Credit Suisse AG, Cayman Islands Branch as syndication agent and Citizens Bank of Pennsylvania as administration agent which provides for (i) a $200 million senior secured term facility (the “Term Loan Facility”) and (ii) a $25 million senior secured revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”), which may be used for the issuance of one or more letters of credit from time to time and one or more swing line loans from time to time. On June 4, 2014, the Borrower borrowed $200 million under the Term Loan Facility (the “Term Loans”). The Term Loans mature on June 4, 2020 and the maturity date for the Revolving Credit Facility is June 4, 2019.

The proceeds of the Term Loans were used to repay in full all amounts outstanding under (i) the Revolving Credit, Term Loan and Security Agreement (the “GateHouse First Lien Credit Facility”) dated as of November 26, 2013, among GateHouse Media Intermediate Holdco, LLC (“GMIH”), the additional borrowers named therein, the guarantors named therein, PNC Bank, National Association, as administrative agent, Crystal Financial LLC, as term loan B agent, and the lenders and other parties thereto, (ii) the Term Loan and Security Agreement (the “GateHouse Second Lien Credit Facility” and together with the GateHouse First Lien Credit Facility, the “GateHouse Credit Facilities”) dated as of November 26, 2013, among GMIH, the guarantors named therein and Mutual Quest Fund as lender and (iii) the Credit Agreement dated as of September 3, 2013, among Local Media Group, Inc., Local Media Group Holdings LLC (“LMG Holdings”), the subsidiary borrowers named therein, Capital One Business Credit Corp. as administrative agent and collateral agent, and the lenders and other parties thereto, as amended by Amendment No. 1 on October 17, 2013 and by Amendment No. 2 on February 28, 2014 (the “Local Media Credit Facility” and together with the GateHouse Credit Facilities, the “Existing Credit Facilities”).

Borrowings under the Term Loan Facility bear interest, at the Borrower’s option, at a rate equal to either (i) the Eurodollar Rate (as defined in the Credit Agreement), plus an applicable margin equal to 6.25% per annum (subject to a Eurodollar Rate floor of 1.00%) or (ii) the Base Rate (as defined in the Credit Agreement), plus an applicable margin equal to 5.25% per annum (subject to a Base Rate floor of 2.00%).

Borrowings under the Revolving Credit Facility bear interest, at the Borrower’s option, at a rate equal to either (i) the Eurodollar Rate, plus an applicable margin equal to 5.25% per annum or (ii) the Base Rate, plus an applicable margin equal to 4.25% per annum, with a step down based on achievement of a certain total leverage ratio.

The Senior Secured Credit Facilities are unconditionally guaranteed by Holdings and certain subsidiaries of the Borrower (collectively, the “Guarantors”) and is required to be guaranteed by all future material wholly-owned domestic subsidiaries, subject to certain exceptions. All obligations under the Credit Agreement are secured, subject to certain exceptions, by substantially all of the Borrower’s assets and the assets of the Guarantors, including (a) a pledge of 100% of the equity interests of the Borrower and the Guarantors (other than Holdings), (b) a mortgage lien on the Borrower’s material real property and that of the Guarantors and (c) all proceeds of the foregoing.

Repayments made under the Term Loans are equal to 0.25% of the original principal amount in equal quarterly installments for the life of the Term Loans, with the remainder due at maturity. The Borrower is permitted to make voluntary prepayments at any time without premium or penalty, except in the case of prepayments made in connection with certain repricing transactions with respect to the Term Loans effected within six months of the closing date of the Credit Agreement, to which a 1.00% prepayment premium applies. The Borrower is required to make repay borrowings under the Senior Secured Credit Facilities (without payment of a premium) with (i) net cash proceeds of certain debt obligations (except as otherwise permitted under the Credit Agreement), (ii) net cash proceeds from non-ordinary course asset sales (subject to reinvestment rights and other exceptions), and (iii) commencing with the Company’s fiscal year started December 30, 2013, 100% of Excess Cash Flow (as defined in the Credit Agreement), subject to step-downs to 50%, 25% and 0% of Excess Cash Flow based on achievement of a total leverage ratio of 3:00 to 1.00, 2:75 to 1.00 and 2.50 to 1.00, respectively.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to Holdings, the Borrower and the Borrower’s subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, fundamental changes, dispositions, and dividends and other distributions. The Credit Agreement contains a financial covenant that require Holdings, the Borrower and the Borrower’s subsidiaries to maintain a maximum total leverage ratio of 3.25:1.00. The Credit Agreement contains customary events of default. The foregoing description of the Senior Secured Credit Facilities are qualified in their entirety by reference to the Senior Secured Credit Facilities.

Item 1.02 – Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated by reference into this Item 1.02.

On June 4, 2014, GMIH terminated the GateHouse Credit Facilities and all commitments thereunder and LMG Holdings terminated the Local Media Credit Facility and all commitments thereunder.

Item 2.03 – Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On June 4, 2014, the Company issued a press release regarding the matters described in this Current Report on Form 8-K. A copy of the press release is being furnished herewith as Exhibit 99.1. The website address of the Company are included in the press release as an inactive textual reference only. The information contained on the website is not part of the press release and shall not be deemed furnished to the SEC.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 4, 2014, issued by New Media Investment Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

Date: June 4, 2014